UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 2, 2013

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2013, we entered into a new lease for our Seattle headquarters. The 11-year office building lease between RealNetworks, Inc. and 1501 First Avenue South Limited Partnership is for approximately 85,000 square feet of office space in the SoDo neighborhood of Seattle, Washington.
The initial term of the lease is estimated to commence on August 15, 2013. We will be obligated to pay approximately $3.5 million in annual rent, which includes our pro rata share of certain real property taxes, operating expenses and common area maintenance expenses.
Pursuant to the lease, within 365 days of the expiration of the initial term, we have the option to extend the lease for two additional five-year terms, with certain increases in base rent. In addition, provided that we meet certain conditions, we have the option to lease an additional floor of the building at any time during the first five years of the term and have a right of first refusal with regard to such floor during the first two years of the term. We may terminate the lease effective as of the seventh anniversary of commencement, upon the payment of certain termination costs.
The information set forth in Item 1.02 below regarding an amendment to terminate our current office lease is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

On May 2, 2013, we entered into an amendment to our current headquarters office lease with SRI-WR Elliott Avenue LLC that provides for an early termination of such lease effective in three stages, with the termination of a majority of the premises taking place on August 31, 2013. In connection with the early termination of the lease, we will pay the landlord a termination payment of approximately $6.6 million against an obligation of approximately $10.5 million. Prior to the execution of the amendment, the lease had been scheduled to expire in September 2014.
As a result of our entry into the new lease for the SoDo office and the termination of our old lease, we expect a near-term savings of approximately $7.0 million in facilities costs.

Forward-Looking Statements: This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements relating to the anticipated timing, benefits, financial impact and other details of RealNetworks’ expected office move. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements.  Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include RealNetworks’ ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives, including its headquarters move. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:    /s/ Tim M. Wan
Tim M. Wan
Senior Vice President, Chief Financial Officer and Treasurer

Dated: May 3, 2013